                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

                               (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              LoJack Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------

     (5) Total fee paid:
     -------------------------------------------------------------------------
[ ]  Fee paid previously by written preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

                              LOJACK CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 16, 1997

  You are hereby notified that the annual meeting of stockholders of LoJack Corporation (the "Company") will be held on the 16th day of July, 1997 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree,
Massachusetts, for the following purposes:

  1. To consider and act upon a proposal to fix the number of directors of the Company at seven (7) and to elect seven (7) directors for the ensuing year.

  2. To consider and act upon a proposal to ratify the adoption by the Board of Directors of an amendment to the Company's Restated and Amended Stock Incentive Plan (the "Amended Plan") to provide for an increase of 150,000 in the number of shares of Common Stock authorized for issuance under the Plan to employees who are not eligible to receive Senior Management Options.

  3. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on May 21, 1997 as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment thereof.

                                          By order of the Board of Directors,

                                          THOMAS A. WOOTERS, Clerk

June 3, 1997

IMPORTANT: IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF ADDITIONAL PROXY SOLICITATION, PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING PERSONALLY. YOUR COOPERATION IS GREATLY APPRECIATED.

                              LOJACK CORPORATION

                               EXECUTIVE OFFICES
                                333 ELM STREET
                          DEDHAM, MASSACHUSETTS 02029

                                PROXY STATEMENT

                      SOLICITATION AND VOTING OF PROXIES

  This proxy statement and the accompanying proxy form are being mailed by LoJack Corporation (the "Company") to the holders of record of the Company's outstanding shares of Common Stock, $.01 par value ("Common Stock"), commencing on or about June 3, 1997. The accompanying proxy is solicited by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on July 16, 1997 (the "Meeting") and at any adjournment thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, telefax, telex, in person or otherwise, without additional compensation.

  When a proxy is returned, prior to or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy card is signed and returned without specifying choices, the shares will be voted FOR the election of directors as set forth in this proxy statement, FOR proposal 2, and in the discretion of the proxies as to other matters that may properly come before the Meeting. SENDING IN A PROXY WILL NOT AFFECT A STOCKHOLDER'S RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                       VOTING SECURITIES AND RECORD DATE

  The only outstanding class of stock of the Company is its Common Stock. Each share of Common Stock is entitled to one vote per share. The Board of Directors has fixed May 21, 1997 as the record date for the Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting and any adjournment thereof. On May 21, 1997, there were issued and outstanding 18,931,841 shares of Common Stock.

  The Company's Articles of Organization and By-laws provide that a quorum shall consist of the representation in person or by proxy at the Meeting of stockholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The election of directors is by plurality of the votes cast at the Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for adoption of the proposal to ratify the adoption by the Board of Directors of an amendment to the Company's Restated and Amended Stock Incentive Plan (the "Plan") and for the approval of any other business which may properly be brought before the Meeting or any adjournment thereof.

  With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy card. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is noted. Because the proposal to ratify the amendment to the Company's Plan requires the approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, abstentions will have the effect of a negative vote. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will be treated as unvoted shares and, accordingly, will not be counted in determining the outcome of any proposal which requires the affirmative vote of a majority of the votes cast.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth certain information as of May 21, 1997 with respect to the voting securities of the Company owned by (1) any person (including any "group" as that term is defined in section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of a class of voting securities of the Company, (2) each director or nominee for director of the Company, (3) each of the executive officers named in the Summary Compensation Table, and (4) all directors and executive officers of the Company as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership thereof at any time within 60 days of May 21, 1997. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                          NUMBER OF
                                        COMMON SHARES
                NAME OF                 AND NATURE OF    PERCENTAGE OF
           BENEFICIAL OWNER           BENEFICIALLY OWNED COMMON STOCK
           ----------------           ------------------ -------------
   The Capital Group Companies, Inc.      2,649,700(1)       14.00%
   333 South Hope Street
   Los Angeles, CA 90071
   Leon G. Cooperman                      1,318,400(2)        6.96%
   c/o Omega Advisors, Inc.
   88 Pine Street
   Wall Street Plaza--31st Floor
   New York, NY 10005
   C. Michael Daley                       1,113,944(3)        5.60%
   James A. Daley                            17,000(4)           *
   Lee T. Sprague                           233,634(5)        1.24%

                                             NUMBER OF
                                           COMMON SHARES
                 NAME OF                   AND NATURE OF    PERCENTAGE OF
             BENEFICIAL OWNER            BENEFICIALLY OWNED COMMON STOCK
             ----------------            ------------------ -------------
   Harold W. Shad, III                         130,130(6)           *
   Robert J. Murray                             37,500(7)           *
   Larry C. Renfro                              17,000(8)           *
   Joseph F. Abely                             318,200(9)        1.66%
   Kevin M. Mullins                             10,625(10)          *
   William R. Duvall                           216,500(11)       1.13%
   Peter J. Conner                             279,500(12)       1.46%
   Harvey Rosenthal                                  0              *
   All executive officers and directors      2,374,033(13)      11.44%
    as a group (10 persons)

---------------------
*  Less than one percent (1%) of the outstanding Common Stock.
(1) According to a report filed with the SEC on Amendment No. 6 to Schedule 13G, dated February 12, 1997, Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised as of February 12, 1997, investment discretion with respect to 1,404,700 and 1,245,000 shares, respectively. The Capital Group Companies, Inc. disclaims beneficial ownership as to 2,649,700 shares.
(2) According to a report filed on Amendment No. 2 to Schedule 13G, dated January 7, 1997, Leon G. Cooperman is the managing member of Omega Associates, L.L.C. (which is the sole general partner of Omega Capital Partners, L.P., Omega Institutional Partners, L.P., and Omega Equity Partners, L.P.), the President and majority stockholder of Omega Advisors, Inc., investment advisor to Omega Overseas Partners, Ltd. and Omega Partners II, Ltd., and investment manager to certain unrelated third parties. Mr. Cooperman exercises sole voting and sole investment power with respect to 1,057,100 shares and shared voting and investment power with respect to 261,300 shares.
(3) Includes (i) 23,809 shares held jointly with spouse, (ii) 5,167 shares held by spouse as to which beneficial ownership is disclaimed, (iii) 3,000 shares held as custodian under the Massachusetts Uniform Transfer to Minors Act as to which beneficial ownership is disclaimed and (iv) options currently exercisable to purchase 965,250 shares.
(4) Includes 17,000 shares subject to currently exercisable options.
(5) Includes 5,000 shares held by spouse as to which beneficial ownership is disclaimed and 17,000 shares subject to currently exercisable options.
(6) Includes (i) 52,565 shares held by spouse as to which beneficial ownership is disclaimed, (ii) 9,000 shares held by a retirement account, (iii) 1,000 shares held by controlled corporations, and (iv) 17,000 shares subject to currently exercisable options.
(7) Includes 20,500 shares held jointly with spouse and 17,000 shares subject to currently exercisable options.
(8) Includes 17,000 shares subject to currently exercisable options.
(9) Includes (i) 200 shares held by spouse as to which beneficial ownership is disclaimed, (ii) 1,000 shares held jointly with spouse, and (iii) 292,000 shares subject to currently exercisable options.
(10) Includes 10,625 shares subject to currently exercisable options.
(11) Includes 200,000 shares subject to currently exercisable options.
(12) Includes 266,500 shares subject to currently exercisable options.
(13) Includes 1,819,375 shares subject to currently exercisable options. See footnotes (3) through (12).

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied in a timely fashion during the fiscal year ended February 28, 1997, except for the following: Kevin M. Mullins made two late filings, reporting his executive officer status and initial ownership information at such time and reporting his receipt of a grant of options to purchase 2,500 shares of Common Stock; each of Joseph F. Abely, Peter Conner, William R. Duvall and C. Michael Daley made one late filing, reporting their receipt of a grant of options to purchase 30,000 shares, 30,000 shares, 30,000 shares and 125,000 shares of Common Stock, respectively; and each of James A. Daley, Robert J. Murray, Larry C. Renfro, Harold W. Shad, III and Lee T. Sprague made one late filing, reporting their receipt of a grant of options to each purchase 5,000 shares of Common Stock and Harold W. Shad, III made one late filing, reporting the disposition of beneficial ownership of 35,797 shares of Common Stock.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  One of the purposes of the Meeting is to fix the number of directors of the Company at seven (7) and to elect seven (7) directors to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the seven (7) nominees named below unless otherwise specified on the proxy form. All of the nominees other than Mr. Rosenthal are currently members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company except that Mr. James A. Daley and Mr. C. Michael Daley are brothers.

  The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

  The following information is furnished with respect to the persons nominated for election as directors:

                                       PRESENT PRINCIPAL EMPLOYER
      NAME        AGE                AND PRIOR BUSINESS EXPERIENCE
      ----        ---                -----------------------------
C. Michael Daley   60 Mr. C. Michael Daley has served as Chairman of the Board,
                      Chief Executive Officer and Treasurer of the Company since
                      July 1986. Mr. Daley was also President of the Company from
                      July 1986 to January 11, 1996. Mr. Daley has been a director of the Company since 1981. Prior to July 1986, he was Presi-
                      dent and a principal of Daley Care Management Company, a
                      company engaged in the health care business.
James A. Daley     56 Mr. James A. Daley has served as a director of the Company since 1985. Mr. Daley is President and a principal of Daley
                      Hotel Group, Inc., and several affiliated entities, all of
                      Boston, Massachusetts, which are in the hotel and restaurant business.

                                          PRESENT PRINCIPAL EMPLOYER
       NAME          AGE                AND PRIOR BUSINESS EXPERIENCE
       ----          ---                -----------------------------
Harold W. Shad, III   50 Mr. Shad has served as a director of the Company since July
                         1988. From 1984 to April 1997 Mr. Shad was the owner, Presi-
                         dent and Chief Executive Officer of Mike Shad Ford, Inc. and
                         Mike Shad Chrysler, Plymouth, Jeep, Eagle, Inc. of Jackson-
                         ville, Florida. Since April 1997, Mr. Shad has continued to serve as President of Mike Shad Ford, Inc. and Mike Shad
                         Chrysler, Plymouth, Jeep, Eagle, Inc. of Jacksonville, Flor-
                         ida. Mr. Shad is a director of the National Automobile Deal-
                         ers Association, representing Florida. Mr. Shad is a past
                         Chairman of the Ford Motor Company's National Dealer Coun-
                         sel.
Lee T. Sprague        57 Mrs. Sprague has served as a director of the Company since
                         1981. Mrs. Sprague has been a private investor for more than the past six years. Mrs. Sprague also serves on the boards of various private, educational and charitable institutions.
Robert J. Murray      55 Mr. Murray has served as a director of the Company since
                         1992. Mr. Murray has been Chairman of the Board, President and Chief Executive Officer of New England Business Servic-
                         es, Inc. since December 13, 1995. From January 1991 to De-
                         cember 1995, Mr. Murray was Executive Vice President, North
                         Atlantic Group, of The Gillette Company. Prior to January
                         1991, Mr. Murray served as Chairman of the Board of Manage-
                         ment of Braun AG, a Gillette subsidiary headquartered in
                         Germany. He has also held a variety of other management po-
                         sitions in Gillette since 1961. Mr. Murray also serves on
                         the Board of Directors of Fleet National Bank, Allmerica Fi-
                         nancial Corporation, North American Mortgage Company and
                         Hannaford Bros. Co.
Larry C. Renfro       43 Mr. Renfro has served as a director of the Company since
                         1993. Since 1990, Mr. Renfro has held the office of Vice
                         President, Financial Services and has served as a member of the Operating Committee of Allmerica Financial. From 1989 to
                         1990, he was Executive Vice President of State Street Bank
                         and Trust Company. From 1988 to 1989, he was Chairman of
                         Boston Financial Data Services, Inc., a subsidiary of State
                         Street Bank and Trust Company.
Harvey Rosenthal      54 From 1994 to 1996, Mr. Rosenthal held the offices of Presi-
                         dent and Chief Operating Officer and was a member of the
                         Board of Directors of Melville Corporation. From 1984 to
                         1994, Mr. Rosenthal was the President and Chief Executive
                         Officer of the CVS Division of Melville Corporation. From
                         1969-1984, Mr. Rosenthal held various executive positions in merchandising, marketing and operations at the CVS Division of Melville Corporation. Mr. Rosenthal also serves on the
                         Board of Directors of CVS Corporation and Cosmetic Centers,
                         Inc. He also serves on the Board of Trustees of EQ Advisors
                         Trust and is a trustee of the Dana-Farber Cancer Institute.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                              BOARD OF DIRECTORS

 Meetings of the Board of Directors and Committees

  The Board of Directors met five times during the fiscal year ended February 28, 1997. The Board of Directors has standing Audit and Compensation Committees. The Board does not have a nominating committee. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees of which he or she was a member in 1997.

  The Compensation Committee, which currently consists of Mrs. Sprague and Messrs. Murray and Shad, reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met two times during the fiscal year ended February 28, 1997.

  The Audit Committee, which consists of Messrs. James Daley, Shad and Renfro, recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with such independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee met one time during the fiscal year ended February 28, 1997.

 Compensation of Directors

  Each director of the Company, in addition to stock options granted as described below, is entitled to an annual stipend at the rate of $6,500 (based on a minimum of four directors meetings a year and for directors elected between annual meeting dates, prorated based upon the term of service), an attendance fee for each Board meeting of $600 and reimbursement of travel and hotel expenses (for out-of-state directors only) not to exceed $1,000 per meeting. Pursuant to a vote of the Board of Directors, after the 1997 annual meeting of stockholders, the rate of the annual stipend and the attendance fee will be adjusted upward to $8,000 and $800, respectively. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee will be entitled to an additional $500 stipend per year.

  Non-employee directors (currently six persons) are eligible to receive Non-Employee Director Options under the Amended Plan. The provisions for Non-Employee Director Options under the Amended Plan are designed to be a "formula plan" under applicable rules promulgated by the Securities and Exchange Commission ("SEC") and are administered by the Board of Directors. Pursuant to the Amended Plan, on the third business day following the annual meeting of stockholders on July 20, 1994, an option to purchase 10,000 shares of Common Stock was granted to each non-employee director re-elected at such meeting at an exercise price of $7.375 per share, the fair market value on the date of grant. Thereafter, on the third business day following an annual meeting of stockholders, each eligible non-employee director elected or re-elected at such meeting receives an option grant to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on that date. Pursuant to the Amended Plan, an option to purchase 5,000 shares of Common Stock was granted to each non-employee director re-elected at the annual meeting of stockholders on July 19, 1995 and July 17, 1996, at an exercise price of $12.375 per share and $9.625 per share, respectively, the fair market value on the date of each grant. Any non-employee director elected other than at an annual meeting of stockholders will be granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders. There are 210,000 shares of Common Stock authorized for awards as Non-Employee Director Options and to date the Company has issued Non-Employee Director Options to purchase 100,000 shares of Common Stock.

  Non-Employee Director Options are nonqualified stock options under the Amended Plan. The exercise price of shares subject to Non-Employee Director Options shall be equal to the fair market value of Common Stock on the date of grant. Non-Employee Director Options have a term of ten years and become exercisable in two annual installments beginning at the next annual meeting of stockholders after the date of grant, subject to becoming fully exercisable if a "Change in Control," as described in the Amended Plan, occurs or as otherwise provided in the terms of the option.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table and notes present the compensation paid by the Company to its Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer for each of the last three fiscal years.

                                                           LONG-TERM
                                                          COMPENSATION
                                                          ------------
                                                           SECURITIES
                               ANNUAL COMPENSATION         UNDERLYING   ALL OTHER
        NAME AND          -------------------------------   OPTIONS    COMPENSATION
   PRINCIPAL POSITION     YEAR (1) SALARY ($)   BONUS ($)    (#)(2)       ($)(3)
   ------------------     -------- ----------   --------- ------------ ------------
C. Michael Daley            1997    $322,596    $162,500    125,000       $3,600
(Chairman, Chief            1996     302,884(6)  150,000    125,000        3,696
Executive
Officer and Treasurer)      1995     272,115     125,125    125,000        2,310
Joseph F. Abely             1997     176,316      90,000     30,000        3,600
(President and Chief        1996     153,533(6)   78,750     40,000        3,696
Operating Officer) (4)      1995     138,752      48,780     40,000        2,310
William R. Duvall           1997     125,277      62,000     30,000        3,600
(Senior Vice President,     1996     119,378(6)   49,510     40,000        3,696
Operations and Technical    1995     110,716      33,363     40,000        1,076
Development)
Peter J. Conner             1997      95,146      40,000     30,000        3,042
(Vice President,            1996      93,448(6)   32,244     40,000        3,696
Government Relations)       1995      88,190      22,146     40,000        2,310
Kevin M. Mullins            1997     118,808      40,000      2,500            0
(Vice President,            1996       8,308(5)    2,500     40,000            0
Sales and Marketing)

---------------------
(1) The Company's fiscal year ends on the last day of February.
(2) Options represent the right to purchase shares of Common Stock at a fixed price per share (fair market value) in accordance with vesting schedules applicable to each option. Certain options become immediately and fully exercisable upon a "Change in Control." A "Change in Control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers substantially all of its operating assets; or (iv) if more than fifty percent (50%) of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company.
(3) Represents the Company's match of the employee's contribution to the 401(k) plan.
(4) Mr. Abely was appointed President and Chief Operating Officer on January 11, 1996. Previously, he was Senior Vice President and Chief Financial Officer.
(5) Mr. Mullins was hired as of January 29, 1996.
(6) Reflects 53 pay periods during the year.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows all options granted to each of the named executive officers of the Company during the fiscal year ended February 28, 1997 and the potential value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission ("SEC") and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula permitted by the SEC because the Company is not aware of any such formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

                                INDIVIDUAL GRANTS
                   --------------------------------------------
                                                                  POTENTIAL REALIZABLE
                                                                    VALUE AT ASSUMED
                   NUMBER OF  % OF TOTAL                             ANNUAL RATES OF
                   SECURITIES  OPTIONS                                 STOCK PRICE
                   UNDERLYING GRANTED TO                              APPRECIATION
                    OPTIONS   EMPLOYEES  EXERCISE OR               FOR OPTION TERM(3)
                    GRANTED   IN FISCAL  BASE PRICE  EXPIRATION -------------------------
      NAME           (#)(1)      YEAR     (2)($/SH)     DATE      5%($)      10%($)
      ----         ---------- ---------- ----------- ---------- ---------- ----------
C. Michael Daley    125,000      32.0%     $12.875    5/20/06   $1,012,127 $2,564,929
Joseph F. Abely      30,000       7.7       12.875    5/20/06      242,910    615,583
William R. Duvall    30,000       7.7       12.875    5/20/06      242,910    615,583
Peter J. Conner      30,000       7.7       12.875    5/20/06      242,910    615,583
Kevin W. Mullins      2,500       0.6       12.875    5/20/06       20,243     51,299

---------------------
(1) These Senior Management Options become exercisable in four equal installments commencing on February 28, 1997, February 28, 1998, February 28, 1999, and February 29, 2000. These options are subject to earlier vesting upon a "Change in Control" (see Summary Compensation Table Note
    (2)). Options may be exercised by the employee only during the term of employment and are not assignable other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. Upon the death of the optionee, the estate or other beneficiary may exercise the options for a period of up to twelve months, but prior to expiration.
(2) The exercise price per share is the market price of the underlying Common Stock on the date of grant.
(3) The values shown are based on the indicated assumed annual rates of appreciation, compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

  The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                                           OPTIONS AT FY-END (#)         FY-END ($)(2)
                                         ------------------------- -------------------------
                      SHARES     VALUE
                   ACQUIRED ON  REALIZED
      NAME         EXERCISE (#)  ($)(1)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----         ------------ -------- ----------- ------------- ----------- -------------
C. Michael Daley           0    $     0    965,250      187,500    $6,308,154    $199,219
Joseph F. Abely       20,000    205,858    292,000       52,500     1,918,688      63,750
William R. Duvall     18,000    132,750    200,000       52,500     1,121,288      63,750
Peter J. Conner            0          0    266,500       52,500     1,669,875      63,750
Kevin M. Mullins           0          0     10,625       31,875         6,250      18,750

---------------------
(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by employee.
(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at February 28, 1997 ($10.25 per share), less exercise price, times the number of options outstanding.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                       REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") consists of Lee T. Sprague, Robert J. Murray and Harold W. Shad, III, three non-employee directors. The Committee is responsible for reviewing the Company's compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives (currently stock options) to directors and officers and also exercises authority with respect to the administration of the stock incentive plans of the Company.

COMPENSATION PHILOSOPHY AND PRACTICE

  The Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company. In support of this philosophy, the Committee structures its compensation programs to achieve the following objectives:

  . offer compensation opportunities that attract and retain exceptionally talented individuals; motivate individuals to perform at their highest levels; reward achievements that further the business strategy of the Company.

  . link a significant portion of an executive's total compensation to the annual and long term financial performance of the Company as well as to the creation of stockholder value.

  . encourage executives to manage from the perspective of persons with ownership interests in the Company.

  Each year the Committee conducts a full review of the Company's executive compensation program. In fiscal 1996, the Company retained an independent consultant to review the current executive compensation practices of the Company, to assess the competitive level of the executive compensation and to recommend objective performance measures to use in awarding bonus compensation. The Committee expects to periodically retain independent consultants in the future to further assist with developing, maintaining and structuring the Company's executive compensation programs.

  Based upon the findings of the independent consultant and its own deliberations, the Committee believes that the Company's executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company's management.

  The Committee recently reviewed the performance standards by which it determines annual bonus awards. These performance standards are based on a combination of Company results and individual achievements, except for C. Michael Daley whose award is determined completely by reference to corporate results. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement (other than Mr. Daley), the Committee also takes into account the views of Mr. Daley, the Company's Chief Executive Officer. The Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

EXECUTIVE OFFICER COMPENSATION PROGRAM

  BASE SALARY. Base salary compensation is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Over the past three years, increases in base salary (other than for Mr. Daley) have generally been modest. Mr. Abely's base salary was increased to $175,000 on January 11, 1996 to reflect his promotion to President and Chief Operating Officer.

  ANNUAL BONUS COMPENSATION. The Company's executive officers are eligible for an annual cash bonus. Early in the fiscal year, the Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels. In fiscal 1997, the corporate performance standards were based on growth in revenues, growth in pre-tax earnings and market penetration. The Committee also considered individual achievements in areas such as departmental performance and leadership of special projects. Over the past four fiscal years, the Committee has awarded cash bonuses to its executive officers.

  The awards for each year are generally declared and paid during the first quarter of the following fiscal year and are paid during that fiscal year. The Committee recommended, and the Board approved, allocating $232,000 for bonus compensation to the executive management group (other than to Mr. Daley) for fiscal 1997, which has been allocated and was paid in the first quarter of fiscal 1998. The Committee has allocated more for bonuses in fiscal 1997 than in fiscal 1996 because the Company has had an excellent year in which, among other things, it had record sales growth and operating profits, expanded the use of the Company's technology into new jurisdictions, and reduced the manufactured and installed cost of the Company's products.

  MANAGEMENT STOCK OWNERSHIP. Under the Amended Plan, stock options may be granted to the executive officers, officers and other key employees of the Company. The Committee believes that it is important for the Company's executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company's other stockholders. Furthermore, the Committee believes stock option grants pursuant to the Amended Plan provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company's senior management. The Committee awards stock options and determines the size of stock option awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

  On March 19, 1997, the Committee granted 250,000 Senior Management Options to purchase Common Stock at $9.75 per share, as follows: Joseph F. Abely 35,000, William R. Duvall, Peter J.

Conner and Kevin M. Mullins, 30,000 each. The Committee considers these option grants reflective of the excellent performance of senior management during fiscal 1997 as measured by the corporate and individual performance standards and consistent with the intent and purposes of the Company's compensation philosophy. The Chief Executive Officer was also granted Senior Management Options, as discussed below.

CHIEF EXECUTIVE OFFICER COMPENSATION

  In determining the compensation of the Company's Chairman and Chief Executive Officer, C. Michael Daley, the Committee considered the demonstrated leadership he brings to the Company and the excellent performance of the Company during the past fiscal year as measured against the Company performance standards established by the Committee. In light of these factors, Mr. Daley's salary was also increased to $350,000, effective April 1, 1997. Based on the Company's achievements in fiscal 1997 as measured by its growth in revenues, growth in net earnings and market penetration, the Board approved, based on the Committee's recommendation, a bonus of $162,500 to be paid in the first quarter of fiscal 1998 and the Committee granted Mr. Daley a Senior Management Option to purchase 125,000 shares of the Company's Common Stock on the same terms as the grants of Senior Management Options to other executive officers.

                                             The Compensation Committee

                                                   Lee T. Sprague
                                                  Robert J. Murray
                                                Harold W. Shad, III

STOCK PERFORMANCE GRAPH

  The following line graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock to the NASDAQ Market Index and a company-selected peer group index, which includes Code Alarm, Inc., Audiovox Corp., and Cincinnati Microwave, Inc., over a five-year period beginning February 29, 1992 and ending February 28, 1997. The peer group index was formed on a weighted average basis based on market capitalizations. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends. Subsequent to February 28, 1997, Cincinnati Microwave, Inc. sold substantially all of its assets in a bankruptcy liquidation sale and on April 9, 1997, its common stock was delisted from NASDAQ trading. In addition, on April 24, 1997, Code Alarm, Inc.'s common stock was delisted from NASDAQ trading.

                                              FISCAL YEAR ENDING
COMPANY                  1992       1993       1994       1995       1996       1997
LO-JACK CORP.            100       192.31     302.56     302.56     430.77     420.51
PEER GROUP               100       393.33     819.99     380.00     280.00     153.52
BROAD MARKET             100       100.16     127.62     121.85     168.25     201.94

           DESCRIPTION OF RESTATED AND AMENDED STOCK INCENTIVE PLAN

  GENERAL. The Company's original Stock Incentive Plan was adopted by the Board of Directors in May 1989 and approved by the Company's stockholders in July 1989 and initially provided for 350,000 shares of Common Stock to be available for issuance upon exercise of options. In January 1992, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1992, the stockholders approved amendments to, the original Stock Incentive Plan to provide for a new category of stock options designated as "Senior Management Options" and to increase the total number of shares issuable upon the exercise of options pursuant to the original Stock Incentive Plan by 2,414,135, which shares are available for issuance upon exercise of Senior Management Options. In March 1994, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1994, the Stockholders approved the amendments to the original Stock Option Plan to increase the number of shares issuable upon the exercise of options granted to employees who are not eligible to receive Senior Management Options by 150,000, to permit the grant of stock options to consultants, to give the Board of Directors flexibility in the event of a merger, consolidation or liquidation of the Company or sale of all or substantially all of the Company's assets ("Section 6(g) Event") with respect to the exercisability of options then outstanding, and to provide for the grant of options to purchase up to 210,000 shares of Common Stock to non-employee directors under "formula plan" provisions ("Non-Employee Director Options"). In May 1995, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1995, the stockholders approved amendments to the Restated and Amended Stock Incentive Plan to increase the number of shares of Common Stock issuable upon the exercise of options granted to employees who are eligible to receive Senior Management Options by 1,000,000 and to permit the Compensation Committee to issue Senior Management Options as incentive stock options, nonqualified stock options, or a combination thereof.

  RECENT AMENDMENT. On May 21, 1997, the Compensation Committee recommended and the Board of Directors of the Company approved the following amendment to the Amended Plan: an increase of 150,000 in the number of shares issuable upon the exercise of options granted to employees who are not eligible to receive Senior Management Options. A complete copy of the Amended Plan may be obtained from the Company, upon written request, without charge.

  The Board of Directors believes that the use of long-term stock incentives is the most effective tool to motivate and retain key management, other employees, non-employee directors and consultants of the Company and to provide such persons with an additional incentive to promote the long-term interests and financial success of the Company. The purpose of the Amended Plan is to benefit the Company through the retention and motivation of its employees by offering such individuals an opportunity to become owners of the Common Stock of the Company with an additional incentive to advance the best interests of the Company by increasing their proprietary interest in the success of the Company.

  STOCK OPTION FEATURES. Options may take the form of incentive stock options ("ISO's") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options ("NQSO's"), including Senior Management Options and Non-Employee Director Options. Only non-employee directors of the Company are eligible to receive Non-Employee Director Options under the Amended Plan. In the event an option expires or is terminated or cancelled, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Amended Plan.

  There are approximately 375 employees potentially eligible to receive options relating to the additional 150,000 shares authorized under the Amended Plan. As of February 28, 1997, ISO's to purchase 286,000 shares of Common Stock were outstanding and 49,700 shares of Common Stock were available for future grant (other than in respect of Senior Management Options). The terms and conditions applicable to each option granted under the Amended Plan (other than to Non-Employee Director Options) will be subject to the Amended Plan and determined by the Committee at the time of grant of each option, and may vary with each option granted. Each option (other than to Non-Employee Director Option) is exercisable over a period, determined by the Compensation Committee of the Board in its discretion, of up to ten years from the date of grant. No stock option can be exercised earlier than one year from the date of grant.

  The price of a share of Common Stock purchasable upon exercise of options granted under the Amended plan may not be less than the fair market value of a share of Common Stock on the date such option is granted. The shares purchased upon the exercise of an option are to be paid in cash or, with prior consent of the Committee, through the delivery of other shares of the Company's Common Stock with a value equal to the total exercise price, or with money loaned by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Company, or with a combination of the foregoing.

  An option is not transferable except by will or the laws of descent and distribution or in the case of NQSO's pursuant to a qualified domestic relations order. If the employment or service of an optionee terminates for any reason of death, disability or retirement, the optionee may, within the three-month period following such termination, exercise his options to the extent he was entitled to exercise such options at the date of termination. If an optionee dies while employed or terminates employment by reason of disability or retirement, the options may be exercised within one year after the optionee's death by the person or persons to whom the optionee's rights pass or within one year after the optionee's death by the person or persons to whom the optionee's rights pass or within one year after the optionee's disability or retirement by the optionee. In no other case may the options be exercised later than the expiration date specified in the option grant.

  The Amended Plan permits an optionee, with the consent of the Committee, to pay any income tax incurred by the optionee upon exercise of an option with shares of the Company's Common Stock otherwise issuable to the optionee. The number of shares issued to the optionee is thereby reduced, and the Company pays the taxes of the optionee with cash.

  CHANGE OF CONTROL. Senior Management Options, Non-Employee Director Options and such other options as may be designated by the Committee from time to time become immediately and fully exercisable upon a "change of control." A "change of control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers substantially all of its operating assets; or (iv) if more than fifty percent (50%) of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company.

  ADMINISTRATION OF THE AMENDED PLAN. The Amended Plan and the granting of options (other than Non-Employee Direction Options) thereunder will be administered by the Committee. The

Committee has the power to determine which persons (other than non-employee directors) will receive options under the Amended Plan. No ISO's will be granted under the Amended Plan subsequent to May 10, 1999. Non-Employee Director Options will be administered by the Board of Directors.

  NON-EMPLOYEE DIRECTOR OPTIONS. All non-employee directors (currently five persons) are eligible to receive Non-Employee Director Options under the Amended Plan. The provisions for Non-Employee Director Options under the Amended Plan are designed to be a "formula plan" under applicable rules promulgated by the Securities and Exchange Commission ("SEC") and will be administered by the Board of Directors. On the third day following an annual meeting of stockholders, each eligible non-employee director shall receive an annual option grant to purchase 5,000 shares of Common Stock. Any non-employee director elected other than at an annual meeting of stockholders will be granted Non-Employee Director Options to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders.

  Non-Employee Director options will be NQSO's under the Amended Plan. Except as otherwise provided in the Amended Plan, the Non-Employee Director Options have substantially the same features as NQSO's and will be issued under and subject to the provisions of the Amended Plan, as more fully describe herein. The exercise price of shares subject to Non-Employee Director Options shall be equal to the fair market value of Common Stock on the date of grant. Non-Employee Director Options will be granted for a term of ten years and become exercisable in two annual installments beginning at the next annual meeting of stockholders after the date of grant, subject to becoming fully exercisable if a "change of control," described above, occurs or as otherwise provided in the terms of the option.

  SECTION 6(G) EVENT. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice; (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event; provided that any action taken by the Board of Directors in connection with a Section 6(g) Event shall be in compliance with the applicable rules promulgated by the SEC applicable to stock option plans intended to be qualified for exemption from liability under Section 16 (b) of the Securities Exchange Act of 1934.

  AMENDMENTS. The Board may at any time amend or terminate the Amended Plan and change its terms and conditions, except that, without stockholder approval, no such amendment may: (a) increase the maximum number of shares as to which awards may be granted under the Amended Plan (except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares); (b) materially increase the benefits accruing to Amended Plan participants; (c) materially change the requirements as to eligibility for participation in the Amended Plan; or (d) remove the administration of the Amended Plan from the Committee provided under the Plan or render any member of the Committee eligible to receive an award (other than Non-Employee Director Options) under the Amended Plan. In 1992, the Board of Directors voted to amend the Amended Plan to eliminate therefrom the provisions relating to the granting of stock appreciation rights and the limited stock appreciation rights and to provide for the grant of Senior Management Options. No stock appreciation or limited stock appreciation rights were ever offered pursuant to the Amended Plan.

  ACCOUNTING EFFECTS. Under current accounting rules, neither the grant nor exercise of options under the Amended Plan is expected to result in any charge to the earnings of the Company. Options with variable exercise prices or at an exercise price less the fair market value on the date of grant may result in charges to earnings under certain circumstances.

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain Federal income tax consequences of option grants and exercises under the Amended Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

  1. Incentive Stock Options. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company, or within a specified period after termination of employment due to death or retirement for age or disability under then established rules of the Company. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option prices is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long term capital gain or loss on the sale.

  An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

  The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitle to deduct the amount or ordinary income recognized by the employee.

  2. Non-Qualified Stock Options. The grant of non-qualified stock options under the Amended Plan will not result in the recognition of any taxable income by the participants. A participant will recognize income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value on that date of the shares acquired, and (ii) the exercise price. The tax basis of these shares for purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option by an employee is subject to federal and state income and employment tax withholding.

  Generally, the Company will be entitled to a deduction in the amount reportable as income by the participant on the exercise of a non-qualified stock option.

  PROPOSAL NO. 2--RATIFICATION OF ADOPTION OF AN INCREASE IN SHARES AVAILABLE
                      FOR ISSUANCE UNDER THE AMENDED PLAN

  Proposal No. 2 requests that the stockholders ratify adoption by the Board of Directors of an amendment to the Amended Plan increasing the number of shares of Common Stock by 150,000 which are available for stock option grants to employees who are not eligible to receive Senior Management Options.

  The value and number of options which will be granted to employees who are not eligible to receive Senior Management Options, as a result of the 150,000 increase in shares authorized under the Amended Plan, is not determinable. Such option grants are subject to the discretion of the Committee.

  Approval of the provisions of the Amended Plan described in Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of the Company's voting securities, voting as a single class, present or represented by proxy and entitled to vote at the Meeting.

  PROPOSAL NO. 2 HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ITS ADOPTION.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder proposal intended to be presented at the Company's 1998 annual meeting of stockholders must be received at the executive offices of the Company not later than February 3, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

          RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Company has selected Deloitte & Touche LLP as its independent certified public accountants for the current fiscal year. The firm and its predecessor have audited the Company's financial statements annually since 1985. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from the stockholders.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders for the fiscal year ended February 28, 1997 is being furnished to stockholders of record on May 21, 1997. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

                                 OTHER MATTERS

  As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Meeting, in their best judgement.

                                          By order of the Board of Directors,

                                          THOMAS A. WOOTERS, Clerk

--------------------------------------------------------------------------------


PROXY                          LOJACK CORPORATION                         PROXY


Proxy Solicited by the Board oF Directors for the Annual Meeting of Stockholders

                                 July 16, 1997

        The undersigned hereby appoints C. Michael Daley and Joseph F. Abely
(or either of them) as proxies, each with full power of substitution, to vote all shares of LoJack Corporation owned by the undersigned on May 21, 1997 at the Annual Meeting of Stockholders of LoJack Corporation, to be held on July 16, 1997 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts, and at any adjournments thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the Notice of Annual Meeting and Proxy Statement dated June 3, 1997, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" ALL THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON PROPOSAL 3 ON THE REVERSE.

                               SEE REVERSE SIDE


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
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      Please mark your
A [X] votes as in this
      example.

                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

                FOR all       WITHHOLD AUTHORITY
                nominees   to vote for all nominees
1.  ELECTION                                                                                                  FOR   AGAINST  ABSTAIN
       OF        [  ]              [  ]   NOMINEES:  C. Michael Daley       2.  To ratify the adoption by the [  ]   [  ]     [  ]
    DIRECTORS                                        James A. Daley             Board of Directors of an amendment to the Company's
                                                     Harold W. Shad, III        Restated and Amended Stock Incentive Plan (the
Instructions:  To withhold authority to vote         Lee T. Sprague             "Amended Plan") to provide for an increase of
for any individual nominee, write that nominee's     Robert J. Murray           150,000 in the number of shares of Common Stock
name in the space provided below.                    Larry C. Renfro            authorized for issuance under the Plan to employees
                                                     Harvey Rosenthal           who are not eligible to receive Senior Management
________________________________________________                                Options.
                                                                            3.  In their discretion upon such other business as may
                                                                                properly come before the meeting or any adjournment
                                                                                thereof.
                                                                            PLEASE MARK, DATE, SIGN AND RETURN IN THE ENCLOSED
                                                                            ENVELOPE.




SIGNATURE_______________________ DATE____________________________ SIGNATURE____________________________ DATE________________________
                                                                            Signature if held jointly
Note:  Sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If more than one name is shown, including in the case of joint tenants, each party should sign.
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